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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-4 of our report dated March 5, 1998, on our audits of the financial statements of Afa Holdings Co. and Subsidiaries, and our report on our audits of the financial statements of W.T.I., Inc. and Subsidiaries. We also consent to the reference to our Firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Charlotte, North Carolina
May 12, 1998